Exhibit 10.36

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of [            ], 2005 (this “Agreement”), is among Credit Suisse Anlagestiftung, a [                    ] (“Credit Suisse”), Pearl Holding Limited, a [                 ] (“Pearl Holding”), Vega Invest (Guernsey) Limited, a [                   ] (“Vega Invest”), and Partners Group Private Equity Performance Holding Limited, a [                   ] (“Performance Holding” and, together with Vega Invest, Pearl Holding and Credit Suisse, each a “Stockholder” and, collectively, the “Stockholders”), PG Direct Invest No. 10, Inc., a Delaware corporation wholly owned by the Stockholders (“Merger Co.”), and Refco Inc., a Delaware corporation (the “Company”).

WHEREAS, Merger Co. is a holder of Class A Common Units of New Refco Group Ltd., LLC, a Delaware limited liability company (“Refco Group”);

WHEREAS, the Company intends to undertake an initial public offering of its equity interests at a time when it is the sole owner of all of the outstanding interests in Refco Group, and in connection therewith, the holders of the membership interests in Refco Group desire to contribute or otherwise transfer their membership interests in Refco Group to the Company (the “Reorganization”), in order that Refco Group may become a direct wholly-owned subsidiary of the Company and the Company may effectuate the initial public offering through an offering of its common stock to the public (the “Offering”);

WHEREAS, in connection with the Reorganization, the parties hereto desire that Merger Co. be merged with and into the Company (the “Merger”), with the Stockholders receiving common stock, par value $0.001 per share, of the Company, as the surviving corporation in the Merger (“Surviving Corporation Common Stock”) in exchange for the capital stock of Merger Co. in the Merger;

WHEREAS, the Board of Directors of the Company has declared a dividend to the holders of record of the Surviving Corporation Common Stock immediately following the Reorganization in an aggregate amount equal to the proceeds, if any, received by the Company in connection with the exercise by the underwriters in the Offering of their option to purchase up to an additional 3,750,000 shares of common stock of the Company;

WHEREAS, the respective Boards of Directors of the Company and Merger Co. have approved and declared advisable this Agreement and the Merger, on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, and that this Agreement constitutes a plan of reorganization; and

WHEREAS, immediately following the execution and delivery of this Agreement, each of the Stockholders, as all of the stockholders of Merger Co., and Refco Group, as the sole stockholder of the Company, will execute and deliver a written consent adopting this Agreement (the “Merger Co. Stockholder Approval” and the “Company Stockholder Approval”, respectively).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Stockholders, Merger Co. and the Company hereby agree as follows:

ARTICLE I

The Merger

Section 1.1.                    The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time (as defined below) Merger Co. shall be merged with and into the Company, and the separate corporate existence of Merger Co. shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2.                    Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on the date of the satisfaction or waiver of the conditions to closing set forth in Article V (the “Closing Date”), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to by the parties hereto.

Section 1.3.                    Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the Company shall file with the Secretary of State of the State of Delaware a certificate of merger, executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”).  The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4.                    Effects of the Merger.  The Merger shall have the effects set forth in the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Co. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Co. shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5.                    Certificate of Incorporation and By-laws of the Surviving Corporation.

(a)           The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

(b)           The bylaws of Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

Section 1.6.                    Directors and Officers of the Surviving Corporation.

(a)           The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, to serve as such until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(b)           The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations

Section 2.1.                    Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), or any shares of capital stock of Merger Co.:

(a)           Conversion of Capital Stock of Merger Co.  Each issued and outstanding share of capital stock, par value $1.00 per share, of Merger Co. (“Merger Co. Capital Stock”) shall be converted into [              ] validly issued, fully paid and nonassessable shares of Surviving Corporation Common Stock.

(b)           Company Common Stock. Each share of Company Common Stock shall remain outstanding as one validly issued, fully paid and nonassessable share of Surviving Corporation Common Stock.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Stockholders and Merger Co. as follows:

Section 3.1.                    Organization, Standing and Corporate Power.

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 3.2.                    Authority; Noncontravention; Voting Requirements.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Merger.  The execution, delivery and performance by the Company of this Agreement, and the consummation of the Merger, have been duly authorized and approved by its Board of Directors, and except for obtaining the Company Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Merger.  This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)           Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Amended and Restated Certificate of Incorporation or bylaws of the Company or (ii) violate any law, judgment, writ or injunction of any governmental authority applicable to the Company or any of its properties or assets.  Except for the Company Stockholder Approval, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.3.                    Issuance of Surviving Corporation Common Stock; Capitalization of the Surviving Corporation.  The Surviving Corporation Common Stock to be issued as a result of the Merger has been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.  After giving effect to the Reorganization and the Offering, the capitalization of the Surviving Corporation will be as set forth in the prospectus filed by the Company with the Securities and Exchange Commission with respect to the Offering.

ARTICLE IV

Representations and Warranties of Merger Co. and Stockholder

Merger Co. and the Stockholders, jointly and severally, represent and warrant to the Company as follows:

Section 4.1.                    Organization, Standing and Corporate Power.

(a)           Merger Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)           Each Stockholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

Section 4.2.                    Merger Co. Authority; Noncontravention.

(a)           Merger Co. has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Merger Co. Stockholder Approval, to perform its obligations hereunder and to consummate the Merger.  The execution, delivery and performance by Merger Co. of this Agreement, and the consummation of the Merger, have been duly authorized and approved by its Board of Directors, and except for obtaining the Merger Co. Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of Merger Co. is necessary to authorize the execution, delivery and performance by Merger Co. of this Agreement and the consummation by it of the Merger.  This Agreement has been duly executed and delivered by Merger Co. and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Merger Co, enforceable against Merger Co in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)           Neither the execution and delivery of this Agreement by Merger Co. nor the consummation by Merger Co. of the Merger, nor compliance by Merger Co. with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Certificate of Incorporation or bylaws of the Merger Co. or (ii) violate any law, judgment, writ or injunction of any governmental authority applicable to Merger Co. or any of its properties or assets.  Except for the Merger Co. Stockholder Approval, no consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of Merger Co. in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.3.                    Stockholder Authority; Noncontravention.

(a)           Each Stockholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by each Stockholder of this Agreement have been duly authorized and approved and no other action on the part of any Stockholder is necessary to authorize the execution, delivery and performance by the Stockholders of this Agreement and the consummation by it of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by each Stockholder and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)           Neither the execution and delivery of this Agreement by each Stockholder nor compliance by each Stockholder with any of the terms or provisions hereof, will (i) conflict with or violate any provision of any governing documents of such Stockholder or (ii) violate any law, judgment, writ or injunction of any governmental authority applicable to any Stockholder or any of its properties or assets.  No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of any Stockholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 4.4.                    Capitalization.

(a)           The authorized capital stock of Merger Co. consists of 12,500 shares of Merger Co. Capital Stock.  As of the date hereof, there are, and as of the Closing Date, there will be, 10,000 shares of Merger Co. Captial Stock issued and outstanding, of which (i) 4,500 shares are owned, beneficially and of record, by Pearl Holding, (ii) 1,500 shares are owned, beneficially and of record, by Vega Invest, (iii) 3,000 shares are owned, beneficially and of record, by Performance Holdings; and (iv) 1,000 shares are owned, beneficially and of record, by Credit Suisse.  All of the issued and outstanding shares of Merger Co. Capital Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.

(b)           Except as set forth in Section 4.4(a) above, Merger Co. has no authorized, issued and outstanding or reserved capital stock and there is no existing option, warrant, call, right, or contract of any character to which Merger Co. is a party requiring, and there are no securities of Merger Co. outstanding which upon conversion or exchange would require, the issuance of any shares of capital stock of Merger Co. or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of Merger Co.  Merger Co. is not a party to any voting trust or other contract with respect to the voting, redemption, sale, transfer or other disposition of the Merger Co. Capital Stock.

Section 4.5.                    Operations of Merger Co.  Merger Co. was formed solely for the purpose of holding membership interests in Refco Group.  Merger Co. has engaged in no business other than as set forth in this Section 4.5, has no liabilities, and has conducted its operations solely as contemplated hereby.

Section 4.6.                    Investment Intent and Eligibility.  Each Stockholder is an “accredited investor” within the meaning of Rule 501(a) under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by the Securities and Exchange Commission.  The Surviving Corporation Common Stock to be acquired by each Stockholder pursuant to this Agreement is being acquired for such Stockholder’s own account, not as a nominee or agent for any other person and without a view to the distribution of such Surviving Corporation Common Stock or any interest therein in violation of the Securities Act or any state securities laws.

ARTICLE V

Conditions Precedent

Section 5.1.                    Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a)           Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained in accordance with applicable law and the Amended and Restated Certificate of Incorporation and bylaws of the Company.

(b)           Merger Co. Stockholder Approval.  The Merger Co. Stockholder Approval shall have been obtained in accordance with applicable law and the Certificate of Incorporation and bylaws of Merger Co.

ARTICLE VI

Indemnification

Section 6.1.                    Obligation to Indemnify.

(a)           Following the Closing, the Company hereby agrees to save, indemnify and hold harmless each Stockholder from and against, and in respect of, and shall on demand reimburse each Stockholder for all loss, liability, claim, damage, deficiency, injury and all costs and expenses (including all attorney fees and other defense costs) (collectively “Losses”) suffered or incurred by Stockholder in respect of any misrepresentation or breach of warranty by the Company contained in this Agreement.

(b)           Following the Closing, each Stockholder hereby agrees to save, indemnify, and hold harmless the Company from and against, and in respect of, and shall on demand reimburse the Company for all Losses suffered or incurred by the Company in respect of any misrepresentation or breach of warranty by the Stockholders or Merger Co. contained in this Agreement.

(c)           The representations and warranties contained in this Agreement shall survive the Merger.

ARTICLE VII

Miscellaneous

Section 7.1.                    Entire Agreement.  This Agreement and the other documents referred to herein represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.

Section 7.2.                    Amendments and Waivers.  This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.3.                    Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as expressly contemplated by this Agreement.  No assignment of this Agreement or of any rights or obligations hereunder may be made by any of the parties hereto without the prior written consent of the other parties and any attempted assignment without the required consents shall be void.  No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.

Section 7.4.                    Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 7.5.                    Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), shall be governed by and construed in accordance with the internal laws of the State of Delaware.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH ACTION.

Section 7.6.                    Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Stockholders or Merger Co., to:

If to the Company, to:

Refco Inc.
One World Financial Center
200 Liberty Street
New York, New York 10281
Attention:	Chief Executive Officer
Facsimile:	(212) 693-7686

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 P.M. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 7.7.                    Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Merger as of the date first written above.

REFCO INC.

By:
Name:
Title:

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

PG DIRECT INVEST NO. 10, INC.

By
Name:
Title:

CREDIT SUISSE ANLAGESTIFTUNG

By:
Name:
Title:

PEARL HOLDING LIMITED, by its investment manager Pearl Management Limited

By:
Name:
Title:

VEGA INVEST (GUERNSEY) LIMITED

By:
Name:
Title:

PARTNERS GROUP PRIVATE EQUITY PERFORMANCE HOLDING LIMITED

By:
Name:
Title: